Luxfer Holdings PLC Announces 2020 Third Quarter Financial Results

Third Quarter 2020 Summary
(based on year-over-year comparisons unless otherwise noted)

•Net sales of $90.4 million decreased 15.6%, including a 1.4% benefit from currency
•GAAP net income of $2.6 million, which includes $4.3 million in restructuring expenses, decreased from a net income of $5.8 million; adjusted net income of $6.9 million decreased 31%
•GAAP EPS of $0.09 decreased from $0.21; adjusted EPS of $0.25 decreased 30.6%
•Adjusted EBITDA of $14.2 million decreased 15.0%; adjusted EBITDA margin of 15.7% increased 10 basis points
•Free cash flow of $25.6 million increased from an outflow of $1.2 million in the prior year
•Net debt to EBITDA ratio of 1.1x and $150 million in an undrawn revolving credit facility
•Achieved $2.8 million in incremental net cost savings and remain on track to reach total transformation plan savings of $24 million by year-end 2021

MANCHESTER, UK - (BUSINESS WIRE) - Luxfer Holdings PLC (NYSE: LXFR), a global manufacturer of highly-engineered industrial materials, today announced financial results for the third quarter of 2020, ending September 27, 2020.

Third Quarter 2020 Results
(based on year-over-year comparisons unless otherwise noted)
Consolidated net sales decreased 15.6% to $90.4 million from $107.1 million, including a favorable foreign currency exchange benefit of $1.5 million, or 1.4%. The sales decline was broad-based and driven by the impact of the COVID-19 pandemic, particularly pronounced in the industrial and transportation end-markets with a relatively smaller decline in the defense end-market.
GAAP net income was $2.6 million, or $0.09 per diluted share, compared to a net income of $5.8 million, or $0.21 per diluted share. These results include $4.3 million in restructuring expenses, compared to restructuring and other expenses of $5.3 million in 2019.
Adjusted net income decreased 31% to $6.9 million from $10.0 million. Adjusted diluted earnings per share decreased 30.6% to $0.25 from $0.36. Adjusted EBITDA decreased 15.0% to $14.2 million, compared to $16.7 million. Adjusted EBITDA margin of 15.7% increased 10 basis points from 15.6%.
“Despite the softer demand due to the disruption of COVID-19, we are pleased with Luxfer’s third quarter results, as they demonstrate the benefit of decisive management action and successful cost savings initiatives. I am proud of our employees who worked around the clock to deliver strong cash and margin performance, while continuing to prioritize the health and safety of our team members and business partners,” stated Luxfer’s Chief Executive Officer, Alok Maskara. “While the environment remains challenging, we made significant progress on our transformation plan and executed additional actions to mitigate the volume declines. In addition to reducing costs, our working capital initiatives resulted in exceptionally strong free cash flow of over $25 million in the quarter. With the strength of our free cash flow and low debt levels, our balance sheet is strong, and we continue to strategically invest in opportunities to capture growth as our markets continue to recover.”

Third Quarter 2020 Segment Results
(based on year-over-year comparisons unless otherwise noted)
Elektron Segment
•Net sales of $45.4 million decreased 14.2% from $52.9 million primarily due to decline in Industrial and Transportation end-markets. Foreign currency exchange favorably impacted sales by $0.6 million, or 1.1%.
•Adjusted EBITDA decreased 36.5% to $6.6 million (14.5% of sales) from $10.4 million (19.7% of sales) as cost actions partially offset the impact of volume decline.
Gas Cylinders Segment
•Net sales of $45.0 million decreased 17.0% from $54.2 million with decline in Transportation and First Response end-markets. Foreign currency exchange favorably impacted sales by $0.9 million, or 1.7%.
•Adjusted EBITDA increased 20.6% to $7.6 million (16.9% of sales) from $6.3 million (11.6% of sales) as cost actions and volume related contractual customer payments more than offset the impact of volume decline.

Capital Resources and Liquidity
Free cash flow was $25.6 million in the third quarter of 2020, compared to an outflow of $1.2 million a year ago. Quarterly cash usage included approximately $1.4 million for restructuring as part of the Company’s transformation plan, compared to approximately $8.2 million in the prior year. During the quarter, the Company paid $3.4 million in ordinary dividends, or $0.125 per share. Given strong cash flow, the Company maintained a normal level of funding for growth and productivity although certain projects were delayed due to COVID-19.
At quarter end, the Company had approximately $164 million in liquidity, including $150 million in an undrawn revolving credit facility and $14.2 million in cash. Net debt totaled $59.3 million, with a net debt to EBITDA ratio of 1.1x.

Impact of COVID-19
While demand levels remain below normal, the Company is experiencing sequential improvement in order rates following the sharp volume decline in the second quarter as a result of COVID-19. Decisive actions were taken early in the second quarter to effectively manage capacity given the changes in customer demand by implementing extensive furloughs, a reduced work week, and permanent layoffs. Currently, most locations are operating at reduced capacity, but order rates are recovering. The Company is closely monitoring trends and will bring back personnel as demand warrants, while providing an enhanced level of health and safety protocols to ensure the continued health and well-being of employees, its supply chain, and the communities in which it operates.

2020 Guidance
“Given the continued market uncertainty and volatility, Luxfer is not providing financial guidance for the remainder of the year. We will continue to focus on controllable business measures, such as cost reductions and cash conversion while investing in future growth,” stated Maskara. “We expect the current economic conditions to continue to have a near-term impact on our business and are implementing measures to position Luxfer for success as markets improve. We have a strong balance sheet and undrawn credit facility, which provides financial flexibility to emerge from the economic downturn as a stronger company.”

Conference Call Information
Luxfer has scheduled a conference call at 8:30 a.m. U.S. Eastern Daylight Time on Tuesday, October 27, 2020, during which management will provide a review of the Company’s financial results for the third quarter of 2020. U.S. participants may access the conference call by telephoning +1-877-341-8545. Participants from other countries may access the conference call by telephoning +1-908-982-4601. The participant conference ID code is 5749478. The following link provides access to a webcast for the conference call:
https://event.on24.com/wcc/r/2654068/AE02B6A0DDD2E696C60B8AC9FD986AB5.
A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible until the next quarterly report is released. To hear the recording, please call +1-855-859-2056 in the U.S. and +1-404-537-3406 in other countries. Enter conference ID code 5749478 when prompted. Slides used in the presentation and a recording of the call will also be available in the Investor Relations section of the Luxfer website at www.luxfer.com.

Non-GAAP Financial Measures
Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include, but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally, including as a result of the Brexit referendum, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which it operates; (v) fluctuations in the cost of raw materials, utilities and other inputs; (vi) currency fluctuations and hedging risks; (vii) its ability to protect its intellectual property; (viii) the significant amount of indebtedness it has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; (ix) its ability to remediate the material weakness in its internal controls over financial reporting; and (x) risks related to the impact of the global COVID-19 pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, supply chain disruptions and other impacts to the business, and the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the U.S. Securities and Exchange Commission on March 10, 2020. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any of them, whether because of new information, future events or otherwise.

About Luxfer Holdings PLC (“Luxfer”)
Luxfer is a global manufacturer of highly-engineered industrial materials, which focuses on value creation by using its broad array of technical know-how and proprietary technologies. Luxfer’s high-performance materials, components and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation and general industrial applications. For more information, please visit www.luxfer.com.
Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.

Investor Contact:
Heather Harding
Chief Financial Officer
+1-414-269-2419
Investor.Relations@luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Third Quarter		Year-to-date
In millions, except share and per-share data	2020	2019	2020	2019
Net sales	$90.4	$107.1	$283.7	$344.0
Cost of goods sold	(72.1)	(81.9)	(222.1)	(257.7)
Gross profit	$18.3	$25.2	$61.6	$86.3
Selling, general and administrative expenses	(9.8)	(11.8)	(34.4)	(42.6)
Research and development	(1.0)	(1.5)	(2.6)	(4.5)
Restructuring charges	(4.3)	(2.6)	(7.9)	(24.3)
Impairment charges	—	—	—	0.2
Acquisition and disposal related costs	—	—	(0.2)	(1.7)
Other income	2.3	—	2.3	—
Other charges	—	(2.7)	—	(2.7)
Operating income	$5.5	$6.6	$18.8	$10.7
Interest expense	(1.2)	(1.3)	(3.5)	(3.5)
Defined benefit pension credit	1.1	0.6	3.3	1.7
Income before income taxes and equity in net income / (loss) of affiliates	$5.4	$5.9	$18.6	$8.9
Provision for income taxes	(2.8)	(0.6)	(5.6)	(4.1)
Income before equity in net income / (loss) of affiliates	$2.6	$5.3	$13.0	$4.8
Equity in net income / (loss) of affiliates (net of tax)	—	0.5	(0.1)	0.7
Net income	$2.6	$5.8	$12.9	$5.5

Earnings per share
Basic	$0.09	$0.21	$0.47	$0.20
Diluted	$0.09	$0.21	$0.46	$0.20
Weighted average ordinary shares outstanding
Basic	27,619,298	27,393,743	27,532,823	27,243,638
Diluted	28,013,706	27,869,416	27,958,942	27,843,525

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 27,	December 31,
In millions, except share and per-share data	2020	2019
Current assets
Cash and cash equivalents	$14.2	$10.2
Restricted cash	0.7	0.1
Accounts and other receivables, net of allowances of $0.6 and $1.3, respectively	55.9	66.3
Inventories	84.7	94.5
Other current assets	4.3	5.0
Total current assets	$159.8	$176.1
Non-current assets
Property, plant and equipment, net	$92.3	$98.9
Right-of-use assets from operating leases	12.3	14.8
Goodwill	67.5	68.8
Intangibles, net	12.7	13.6
Deferred tax assets	14.6	15.8
Investments and loans to joint ventures and other affiliates	0.4	2.3
Total assets	$359.6	$390.3
Current liabilities
Current maturities of long-term debt and short-term borrowings	$25.0	$—
Accounts payable	23.6	36.4
Accrued liabilities	27.9	25.2
Taxes on income	2.3	0.1
Other current liabilities	14.3	12.3
Total current liabilities	$93.1	$74.0
Non-current liabilities
Long-term debt	$49.7	$91.4
Pensions and other retirement benefits	26.7	35.2
Deferred tax liabilities	2.8	2.5
Other non-current liabilities	10.6	12.8
Total liabilities	$182.9	$215.9
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2020 and 2019; issued and outstanding 29,000,000 shares for 2020 and 2019	$26.6	$26.6
Deferred shares of £0.0001 par value; authorized issued and outstanding 761,835,338,444 shares for 2020 and 2019	149.9	149.9
Additional paid-in capital	70.1	68.4
Treasury shares	(4.0)	(4.0)
Own shares held by ESOP	(1.5)	(1.7)
Retained earnings	87.5	84.8
Accumulated other comprehensive loss	(151.9)	(149.6)
Total shareholders' equity	$176.7	$174.4
Total liabilities and shareholders' equity	$359.6	$390.3

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year-to-date
In millions	2020	2019
Operating activities
Net income	$12.9	$5.5
Adjustments to reconcile net income to net cash provided by / (used for) operating activities
Equity in net loss / (income) of affiliates	0.1	(0.7)
Depreciation	10.2	10.4
Amortization of purchased intangible assets	0.6	0.9
Amortization of debt issuance costs	0.4	0.3
Share-based compensation charges	2.1	4.0
Deferred income taxes	0.7	1.5
Gain on disposal of property, plant and equipment	—	(2.9)
Asset impairment charges	—	4.8
Defined benefit pension credit	(3.3)	(1.7)
Defined benefit pension contributions	(2.7)	(5.4)
Changes in assets and liabilities
Accounts and other receivables	9.9	(7.2)
Inventories	8.2	(3.8)
Other current assets	0.7	(1.8)
Accounts payable	(11.9)	(4.8)
Accrued liabilities	3.5	(8.2)
Other current liabilities	4.9	(2.2)
Other non-current assets and liabilities	0.4	(2.3)
Net cash provided by / (used for) operating activities	$36.7	$(13.6)
Investing activities
Capital expenditures	$(6.0)	$(10.3)
Proceeds from sale of property, plant and equipment	—	1.2
Proceeds from sale of businesses and other	1.3	4.6
Net cash used for investing activities	$(4.7)	$(4.5)
Financing activities
Net drawdown of short-term borrowings	$—	$(3.5)
Net (repayment) / drawdown of long-term borrowings	(16.5)	31.7
Deferred consideration paid	(0.4)	(0.5)
Proceeds from sale of shares	1.1	3.3
Share-based compensation cash paid	(1.3)	(4.3)
Dividends paid	(10.2)	(10.2)
Net cash (used for) / from financing activities	$(27.3)	$16.5
Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.4)
Net increase / (decrease)	$4.6	$(2.0)
Cash, cash equivalents and restricted cash; beginning of year	10.3	14.1
Cash, cash equivalents and restricted cash; end of the Third Quarter	14.9	12.1

Supplemental cash flow information:
Interest payments	$3.5	$3.5
Income tax payments	1.6	6.6

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA
	Third Quarter		Year-to-date		Third Quarter		Year-to-date
In millions	2020	2019	2020	2019	2020	2019	2020	2019
Gas Cylinders segment	$45.0	$54.2	$148.0	$170.7	$7.6	$6.3	$16.2	$17.9
Elektron segment	45.4	52.9	135.7	173.3	6.6	10.4	23.5	37.5
Consolidated	$90.4	$107.1	$283.7	$344.0	$14.2	$16.7	$39.7	$55.4

	Depreciation and amortization				Restructuring charges
	Third Quarter		Year-to-date		Third Quarter		Year-to-date
In millions	2020	2019	2020	2019	2020	2019	2020	2019
Gas Cylinders segment	$1.2	$1.3	$3.6	$4.1	$3.4	$2.3	$6.8	$19.5
Elektron segment	2.4	2.3	7.2	7.2	0.9	0.3	1.0	4.8
Other	—	—	—	—	—	—	0.1	—
Consolidated	$3.6	$3.6	$10.8	$11.3	$4.3	$2.6	$7.9	$24.3

	Third Quarter		Year-to-date
In millions	2020	2019	2020	2019
Adjusted EBITDA	$14.2	$16.7	$39.7	$55.4
Other share-based compensation charges	(0.8)	(0.6)	(2.1)	(4.0)
Depreciation and amortization	(3.6)	(3.6)	(10.8)	(11.3)
Unwind discount on deferred consideration	—	(0.1)	—	(0.2)
Restructuring charges	(4.3)	(2.6)	(7.9)	(24.3)
Impairment charges	—	—	—	0.2
Acquisition and disposal related gains / (costs)	—	—	(0.2)	(1.7)
Other charges (2)	—	(2.7)	—	(2.7)
Defined benefits pension credit	1.1	0.6	3.3	1.7
Interest expense, net	(1.2)	(1.3)	(3.5)	(3.5)
Provision for income taxes	(2.8)	(0.6)	(5.6)	(4.1)
Net income	$2.6	$5.8	$12.9	$5.5

LUXFER HOLDINGS PLC
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	Third Quarter		Year-to-date
In millions except per share data	2020	2019	2020	2019
Net income	$2.6	$5.8	$12.9	$5.5
Accounting charges relating to acquisitions and disposals of businesses:
Unwind of discount on deferred consideration	—	0.1	—	0.2
Amortization on acquired intangibles	0.2	0.3	0.6	0.9
Acquisition and disposal related (gains) / costs	—	—	0.2	1.7
Defined benefit pension credit	(1.1)	(0.6)	(3.3)	(1.7)
Restructuring charges	4.3	2.6	7.9	24.3
Impairment charges	—	—	—	(0.2)
Other charges	—	2.7	—	2.7
Share-based compensation charges	0.8	0.6	2.1	4.0
Income tax on adjusted items	0.1	(1.5)	(0.4)	(3.8)
Adjusted net income	$6.9	$10.0	$20.0	$33.6

Adjusted earnings per ordinary share
Diluted earnings per ordinary share	$0.09	$0.21	$0.46	$0.20
Impact of adjusted items	0.16	0.15	0.26	1.01
Adjusted diluted earnings per ordinary share	$0.25	$0.36	$0.72	$1.21

ADJUSTED EBITDA (UNAUDITED)

	Third Quarter		Year-to-date
In millions	2020	2019	2020	2019
Adjusted net income	$6.9	$10.0	$20.0	$33.6
Add back:
Income tax on adjusted items	(0.1)	1.5	0.4	3.8
Provision for income taxes	2.8	0.6	5.6	4.1
Net finance costs	1.2	1.3	3.5	3.5
Adjusted EBITA	$10.8	$13.4	$29.5	$45.0
Depreciation	3.4	3.3	10.2	10.4
Adjusted EBITDA	$14.2	$16.7	$39.7	$55.4

ADJUSTED EFFECTIVE TAX RATE (UNAUDITED)

	Third Quarter		Year-to-date
In millions	2020	2019	2020	2019
Adjusted net income	$6.9	$10.0	$20.0	$33.6
Add back:
Income tax on adjusted items	(0.1)	1.5	0.4	3.8
Provision for income taxes	2.8	0.6	5.6	4.1
Adjusted income before income taxes	$9.6	$12.1	$26.0	$41.5
Adjusted provision for income taxes	2.7	2.1	6.0	7.9
Adjusted effective tax rate	28.1%	17.4%	23.1%	19.0%